Peter Messineo, CPA 1982 Otter Way Palm Harbor FL 34685 peter@cpa-ezxl.com T 727.421.6268 F 727.674.0511

Consent of Independent Registered Public Accounting Firm

I consent to the inclusion in the Prospectus, of which this Registration Statement on Form S-1 is a part, reference to my report dated April 26, 2010 relative to the financial statements of RJS Development, Inc., as of December 31, 2009 and for the year then ended.

I also consent to the reference to my firm under the caption "Experts" in such Registration Statement.

/s/: Peter Messineo

Peter Messineo, CPA

Palm Harbor, Florida

June 7, 2010